UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): October 28, 2003

Coddle Creek Financial Corp.

(Exact Name of Registrant as Specified in its Charter)

North Carolina	000-23465	56-2045998
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 1117, 347 South Main Street, Mooresville, NC                     28115-2453

(Address of Principal Executive Offices) (Zip Code)                             (Zip Code)

(704 664-4888

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if changed since last report)

Coddle Creek Financial Corp.

Item 7. Exhibits:

This exhibit is being provided solely for the purpose of providing disclosure pursuant to Item 12 below.

99 (a) News Release dated October 28, 2003

Item 12. Results of Operations and Financial Condition

On October 28, 2003, Coddle Creek Financial Corp. issued a news release to announce its earnings for the quarter-to-date and year-to-date periods ended September 30, 2003.

Disclosures About Forward Looking Statements

The discussions included in this document and its exhibits may contain forward looking statements within the meaning of the Private Securities Litigation Act of 1995, including Section 21E of the Securities Exchange Act of 1934 and Section 27A of the Securities Act of 1933. Such statements involve known and unknown risks, uncertainties and other factors that may cause actual results to differ materially. For the purposes of these discussions, any statements that are not statements of historical fact may be deemed to be forward looking statements. Such statements are often characterized by the use of qualifying words such as “expects,” “anticipates,” “believes,” “estimates,” “plans,” “projects,” or other statements concerning opinions or judgments of the Company and its management about future events. The accuracy of such forward looking statements could be affected by such factors as, including but not limited to, the financial success or changing conditions or strategies of the Company’s customers or vendors, fluctuations in interest rates, actions of government regulators, the availability of capital and personnel or general conditions.

The news of this event was released on October 28, 2003, as evidenced by Exhibit 99(a) to this Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CODDLE CREEK FINANCIAL CORP.

Date: October 28, 2003	By:	/s/ GEORGE W. BRAWLEY

George W. Brawley, President and Chief Executive Officer

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